UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
November 5, 2009

Date of Report (Date of earliest event reported)
CARDIAC SCIENCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51512	94-3300396

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, Washington	98021

(Address of Principal Executive Offices)	(Zip Code)
(425) 402-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 5, 2009, Jue-Hsien Chern resigned as a member of the board of directors of Cardiac Science Corporation (the “Company”) effective immediately. The resignation of Mr. Chern did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
On November 5, 2009, the board of directors of the Company appointed Ronald A. Andrews, Jr. as a Class II director, with a term expiring at the Company’s 2010 Annual Meeting of Stockholders, to fill the vacancy created by the resignation of Mr. Chern. Mr. Andrews was also appointed to the audit committee of the Company’s board of directors.
Mr. Andrews, age 50, has been Chief Executive Officer of Clarient, Inc. (a publicly traded company focusing on cancer diagnostics and laboratory services) since July 2004. Prior to that, Mr. Andrews was Senior Vice President Global Marketing and Commercial Business Development at Roche Molecular Diagnostics. Mr. Andrews received a Bachelor’s degree in Biology and Chemistry from Wofford College.
Mr. Andrews will receive the standard compensation received by the Company’s non-employee directors. The standard compensation arrangements received by the Company’s non-employee directors are described in the Company’s definitive proxy statement on Schedule 14A filed on April 9, 2009 with the Securities and Exchange Commission.
On November 5, 2009, the Company issued a press release regarding the appointment of Mr. Andrews, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 5, 2009 issued by Cardiac Science Corporation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARDIAC SCIENCE CORPORATION
By:	/s/ Michael K. Matysik
Michael K. Matysik
Senior Vice President, Chief Financial Officer and Secretary

Dated: November 6, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 5, 2009 issued by Cardiac Science Corporation.